EXHIBIT 10.41.1



                              TERMINATION AGREEMENT


         This Termination Agreement (this "Agreement") is entered into as of March 22, 1999 by and between ABLE TELECOM HOLDING CORP., a Florida corporation, ("Able") and COTTON COMMUNICATIONS, INC., a Georgia corporation, ("Cotton").

         WHEREAS, the parties are parties to a Financing Agreement dated February 17, 1999, a Stock Pledge Agreement dated February 17, 1999 and a $32,000,000 11.5% Non-Recourse Promissory Note payable by Able in favor of Cotton dated February 17, 1999 (copies of which are attached hereto as Exhibits A, B and C respectively) (the "Terminating Agreements");

         WHEREAS, pursuant to the Terminating Agreements, Able loaned Cotton $32,000,000 which Cotton used to purchase all the Senior Notes, as defined in the Financing Agreement, and an aggregate of 2,785 shares of Series B Preferred Stock, as defined in the Financing Agreement; and,

         WHEREAS, the premises upon which the Terminating Agreements were entered into have changed and in connection therewith the parties have agreed to terminate the Terminating Agreements;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1. TERMINATION OF OBLIGATIONS. The parties agree that the Terminating Agreements are hereby terminated as of the date hereof.

         2. ASSUMPTION OF OBLIGATIONS. Able hereby assumes and agrees to perform any and all obligations of Cotton arising in connection with any and all of the Terminating Agreements, and in connection with any of the agreements attached to the Terminating Agreements as Exhibits.

         3. ASSIGNMENT AND CANCELLATION OF SENIOR NOTES AND SERIES B PREFERRED STOCK.

         Without recourse:

                   (a) Cotton hereby assigns and transfers to Able all of Cotton's right, title and interest in and to the Senior Notes and in 2,785 shares of the Series B Preferred Stock

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and hereby appoints Able or any of its officers as its attorney-in-fact to do all acts and execute and deliver all documents necessary to effect such transfer. This appointment of a power and attorney-in-fact is coupled with an interest and is irrevocable.

                  (b) Able agrees to cancel and mark "paid" the Senior Notes and redeem and cancel 2,785 shares of the Series B Preferred Stock.

         4. INDEMNIFICATION. In the event that Cotton, or its shareholders, directors, officers or agents (collectively and individually, the "Indemnified Parties"), become involved in any action, proceeding or investigation in connection with any matter contemplated by any of the Terminating Agreements, and any agreement attached as an Exhibit to any Terminating Agreement, Able shall reimburse the Indemnified Parties for their reasonable legal and other expenses (including cost of any investigation and preparation) as they are incurred by the Indemnified Parties.

         Able shall also indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by any of the Terminating Agreements and any agreement attached as an Exhibit to any Terminating Agreement, unless and to the extent that it shall finally be judicially determined that such losses, claims, damages or liabilities resulted from the negligence or willful misconduct of the applicable Indemnified Party.

         5. EFFECTIVE DATE. This Agreement shall be effective as of March 22, 1999.

         6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law.

         8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

         9. SECTIONS AND HEADINGS. The division of this Agreement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                     ABLE TELECOM HOLDING CORP.

                                     By: ________________________________
                                     Name:
                                     Title:

                                     COTTON COMMUNICATIONS, INC.

                                     By: ________________________________
                                     Name:
                                     Title:

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                                    EXHIBIT A



         Financing Agreement by and between Able Telecom Holding Corp. and Cotton Communications, Inc. dated February 17, 1999.


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                                    EXHIBIT B


         $32,000,000 11.5% Non-Recourse Promissory Note by and between Able Telecom Holding Corp. and Cotton Communications, Inc. dated February 17, 1999.


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                                    EXHIBIT C

            Stock Pledge Agreement by and between Able Telecom Holding Corp. and Cotton Communications, Inc. dated February 17, 1999.


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